Exhibit 2.2

AMENDMENT NO. 1 TO

RECAPITALIZATION AGREEMENT

AMENDMENT NO. 1, dated as of March 14, 2005 (this “Amendment”), to the Recapitalization Agreement (the “Agreement”), effective as of December 23, 2004, by and among New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P., Allegheny New Mountain Partners, L.P., Deltek Systems, Inc. (“Deltek”), the holders of all outstanding shares of stock of Deltek and Kenneth E. deLaski, in his capacity as Shareholders’ Representative.

WHEREAS, the parties desire to amend the Agreement in certain respects;

WHEREAS, Section 11.8 of the Agreement provides that the Agreement may be amended by an instrument in writing signed by Buyers and the Shareholders’ representative;

NOW THEREFORE, in consideration of the premises and the agreements contained in this Amendment, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. Amendments.

1.1.	Section 10.1(b) of the Agreement is hereby amended by deleting the reference to “March 31, 2005” and inserting in replacement thereof “May 20, 2005”.

1.2.	Exhibit B of the Agreement is hereby amended and restated as set forth on Exhibit B hereto.

1.3.	Exhibit I of the Agreement is hereby amended and restated as set forth on Exhibit I hereto.

SECTION 2. Status as a Transaction Document. The parties hereto agree that this Amendment shall be a “Transaction Document” for purposes of the Agreement.

SECTION 3. Effect of Amendment. Except as and to the extent expressly modified by this Amendment, the Agreement shall remain in full force and effect in all respects.

SECTION 4. Counterparts. This Amendment may be executed by facsimile signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

SECTION 5. Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws (excluding conflict of laws rules and principles) of the State of New York applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance.

IN WITNESS WHEREOF, each of the undersigned have caused this Amendment to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

NEW MOUNTAIN PARTNERS II, L.P.
By:	New Mountain Investments, L.L.C. its general prtner

	By:	/s/ Steven B. Klinsky
	Name:	Steven B. Klinsky
	Title:	Managing Member

NEW MOUNTAIN AFFILIATED INVESTORS II, L.P.
By:	New Mountain Investments II, L.L.C. its general partner

	By:	/s/ Steven B. Klinsky
	Name:	Steven B. Klinsky
	Title:	Managing Member

ALLEGHENY NEW MOUNTAIN PARTNERS, L.P.
By:	New Mountain Investments II, L.L.C. its general partner

	By:	/s/ Steven B. Klinsky
	Name:	Steven B. Klinsky
	Title:	Managing Member

/s/ Kenneth E. deLaski
Kenneth E. deLaski, in his capacity as Shareholders’ Representative

EXHIBIT B

Buyers’ Investment

List of Buyers

Buyer	Debenture Amount
New Mountain Partners II, L.P.	$68,551,995.00

Allegheny New Mountain Partners, L.P.	$5,269,545.00

New Mountain Affiliated Investors II, L.P.	$1,178,460.00

Total	$75,000,000.00

Buyer	Percentage of Common Shares
New Mountain Partners II, L.P.	91.40266%

Allegheny New Mountain Partners, L.P.	7.02606%

New Mountain Affiliated Investors II, L.P.	1.57128%

Total	100.00000%

Buyer	Number of Shares of Series A Preferred Stock
New Mountain Partners II, L.P.	91.40

Allegheny New Mountain Partners, L.P.	7.03

New Mountain Affiliated Investors II, L.P.	1.57

Total	100

In addition, each Buyer shall receive from Deltek a fully executed copy of the Investor Rights Agreement.

Buyer	Aggregate Investment Amount
New Mountain Partners II, L.P.	$164,524,788.00

Allegheny New Mountain Partners, L.P.	$12,646,908.00

New Mountain Affiliated Investors II, L.P.	$2,828,304.00

Total	$180,000,000.00

EXHIBIT I

Calculation of Per Share Purchase Price

The price per share to be received by the Shareholders for their Redeemed Shares in connection with the Reorganization Transaction is equal to:

(A)	$336,500,000 (the valuation of Deltek’s business used to price the Recapitalization Transaction) plus the total exercise price of the unexercised SARs that vested prior to February 28, 2005 and are deemed exercised immediately prior to Closing pursuant to the Plans divided by

(B)	the number of shares of Common Stock issued and outstanding immediately prior to Closing plus the number of unexercised SARs that vested prior to February 28, 2005 and that are deemed exercised immediately prior to Closing pursuant to the Plans.